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                                                                    EXHIBIT 23.7



29 June 1998

The Directors
Telewest Communications plc
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW


Dear Sirs,

We refer to the registration statement on Form S-4 of Telewest Communications plc dated 29 June 1998 ("the Registration Statement").

We hereby consent to the use of our name as included in the above mentioned Registration Statement under the captions "Letter from the Chairman of General Cable" and "Appendix IV - Advice of Financial Adviser to General Cable". In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Yours faithfully,
for BT Wolfensohn


/s/ Andrew Grabowski
--------------------------
Andrew Grabowski
Managing Director